Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-224637, 333-242506, 333-249301) of Chevron Corporation, and the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-249300, 333-244369, 333-212894, 333-212893, 333-202203, 333-190422, 333-190421, 333-172428, 333-171066, 333-152846, 333-128734, 333-128733, 333-127570, 333-127569, 333-127568, 333-127567, 333-127566, 333-127565, 333-127564, 333-127563, 333-127561, 333-127560, 333-127559, 333-127558, 333-122121, 333-26731, 333-105136, 333-102269, 333-72672, 333-46261, 333-21805, 333-21807, 333-21809, 333-02011) of Chevron Corporation of our report dated February 25, 2021 relating to the financial statements of Tengizchevroil LLP, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Almaty, Kazakhstan
February 25, 2021